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                                                                 Exhibit 10.60




            AGREEMENT, dated April 23, 1996, between INTERFERON SCIENCES, INC., a Delaware corporation with an office at 783 Jersey Avenue, New Brunswick, New Jersey 08901 ("ISI"), and MUNDIPHARMA PHARMACEUTICAL COMPANY, a Bermuda general partnership with an office at Mundipharma House, 14 Par-la-Ville Road, Hamilton HMJX, Bermuda ("MPCO"),

                              W I T N E S S E T H :

            WHEREAS, ISI and MPCO are parties to an Amended and Restated Distribution Agreement, dated June 14, 1991, as further amended by letter agreement dated May 24, 1993, Amendment dated January 26, 1994, Amendment dated March 29, 1995 and Amendment dated July 31, 1995 (the "Distribution Agreement"); and

            WHEREAS, subject to the provisions of Section 4 hereof, ISI and MPCO desire to terminate the Distribution Agreement in accordance with the terms and conditions contained herein;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained the parties agree as follows:

            1. Defined Terms. Capitalized terms used herein without definition shall have the same respective meanings as provided in the Distribution Agreement.



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            2. Termination of Distribution Agreement. Subject to the provisions of Section 4 hereof, the Distribution Agreement shall be terminated effective as of May 7, 1996 or such earlier date as the parties shall agree (the "Effective Date"); provided, however, that Section 10(b) of the Distribution Agreement shall survive such termination.

            3. Consideration for Termination of Distribution Agreement. Subject to the provisions of Section 4 hereof, as consideration for the termination of the Distribution Agreement, ISI shall deliver to MPCO on the Effective Date $3,260,962 in immediately available funds (the "Termination Fee").

            4. Effectiveness of Agreement. This Agreement shall only be effective (a) if ISI pays to MPCO in immediately available funds on or before the effective date the termination fee set forth in Section 3 above and (b) if ISI obtains on or before the effective date $10,000,000 or more in gross proceeds to ISI from ISI's currently proposed underwritten public offering of shares of ISI's common stock. if ISI fails to satisfy the conditions set forth in the preceding sentence on or before the effective date, this Agreement shall be null and void, and the Distribution Agreement and all provisions thereof shall continue in full force and effect as if this Agreement had never existed.




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            5. Miscellaneous.


               (a) All notices and other communications required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed to be duly given if personally delivered (which includes delivery by Federal Express or similar service), sent by telecopier or mailed by certified or registered mail, return receipt requested, to the party concerned at its address as set forth on page 1 (or at such other address as a party may specify by notice to the other). All notices and communications if given to ISI shall be addressed to the attention of its President with a copy to ISI's Chief Executive Officer, c/o National Patent Development Corp., 9 West 57th Street, Suite 4170, New York, New York 10019 or if given to MPCO shall be addressed to its General Manager with a copy to Howard R. Udell, Esq., Millard, Greene and Udell, 100 Connecticut Avenue, Norwalk, Connecticut 06850-3590.

               (b) This Agreement contains the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior oral and written understandings and agreements relating thereto, and may not be modified, discharged or terminated orally.

               (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New


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York, without giving effect to principles of conflicts of laws.

               (d) Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

               (e) If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

               (f) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (g) Neither party hereto shall assign this Agreement without the prior written consent of the other; provided, however, that MPCO shall have the right to assign


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this Agreement to an Affiliate or Affiliates without the prior written consent of ISI.

               (h) Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either party as agent of the other party.

               (i) Each of the parties hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement or a breach of this Agreement. In any such action or proceeding, each of the parties waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with Section 5(a). Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceedings, each of the parties shall appear or answer such summons, complaint, or other process. Should any of the parties so served fail to appear or answer within such 30-day period or such extended period, as the case may be, such party shall be deemed in default and judgment may be entered by the other party against such party for the amount as demanded in any summons, complaint, or other process so served.



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            IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement the day and year first above written.


                                                     INTERFERON SCIENCES, INC.



                                                     By_________________________
                                                       Title:  Chief Executive
                                                                  Officer



                                                     MUNDIPHARMA PHARMACEUTICAL
                                                     COMPANY



                                                     By_________________________
                                                       Title:  General Manager


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